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                                                            EXHIBIT 10.7.2


                            [Moss Group Letterhead]


April 10, 1998

ADDENDUM NO. 2 TO THAT CERTAIN LEASE DATED MARCH 3, 1997, BETWEEN GEORGE E. MOSS, LESSOR AND VOICE POWERED TECHNOLOGY, INC., A CALIFORNIA CORPORATION, LESSEE

It is hereby agreed between Lessor and Lessee that said lease pertaining to Suites 506 and 508 in the office building located at 18425 Burbank Boulevard, Tarzana, California, will be amended in the following manner only:

1. Lessor and Lessee hereby acknowledge and reaffirm all their respective rights, duties and obligations under the lease including this Addendum. Should anything in this Addendum conflict with anything in the lease, the terms of this Addendum shall control.

2.  Paragraph 7 of Addendum No. 1 dated October 30, 1997, is hereby deleted.

3. Provided Lessee is not in default after receipt of written notice from Lessor of such default, allowing ten (10) days to cure such default, Lessee shall have the right to terminate said lease anytime after June 30, 1998, provided Lessor is given at least a prior written notice of forty-five (45) day notice of Lessee's intention to terminate said lease.

The premises shall be leased in "as is" condition and all other terms and conditions of the existing lease will remain the same.

LESSOR:                                 LESSEE:  Voice Powered Technology, Inc.
                                        A California Corporation


/s/ GEORGE E. MOSS                      /s/  MITCHELL RUBIN
-------------------------               ------------------------------------
George E. Moss                          Mitchell Rubin, President